                                                                   EXHIBIT 10.11

                              Second Amendment to
             Amended and Restated Exclusive Distribution Agreement

     This Agreement ("Agreement"), made and entered into as of October 1st, 1997, (to be effective in accordance with Section 13 hereof), by and between
                                          ----------
Dade International Inc., a Delaware corporation ("Dade" or "Supplier"), and Allegiance Healthcare Corporation, a Delaware corporation ("Allegiance" or "Distributor"),


                                Witnesseth that:

     A. Whereas, Dade and Baxter Healthcare Corporation ("Baxter"), are parties to that certain Amended and Restated Exclusive Distribution Agreement dated as of September 15, 1995 (the "Distribution Agreement"), as amended by that certain Amendment to Amended and Restated Exclusive Distribution Agreement executed on and effective as of September 26, 1996 (the "First Amendment" and, together with the Distribution Agreement, the "Amended Distribution Agreement"); and,

     B. Whereas, Allegiance represents and warrants that it is the assignee of all of the rights, titles and interests of Baxter in, to and under the Amended Distribution Agreement and that it has assumed the liabilities and obligations of Baxter under the Amended Distribution Agreement; and

     C. Whereas, Dade and Allegiance desire to further amend the Amended Distribution Agreement (without having any effect on the rights and obligations of Baxter);


     Now, Therefore, in consideration of the premises, the mutual covenants contained herein, the representations of the parties, the benefits expected to be derived hereunder and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties, intending to be legally bound, agree, subject to the conditions, terms and provisions hereof and notwithstanding any contrary provisions in the Amended Distribution Agreement except as expressly provided herein, as follows:

     SECTION 1.  EXCLUSIVITY.
                 -----------

          a. Every reference in the Distribution Agreement and the First Amendment to "Exclusive Territory" is hereby amended to refer to "Territory".

          b.   The opening clause of Section 2(a) of the Distribution Agreement
                                     ------------
is hereby amended to read in its entirety as follows:

          Supplier hereby grants to Distributor the right to sell the Products throughout the Territory, subject to the following conditions and limitations:

          c.   The first phrase of Section 2(a)(1) of the Distribution Agreement
                                   ---------------
is hereby amended to read in its entirety, as follows:

          Except as otherwise specifically set forth herein, Supplier will distribute (i) MicroScan, Hemostasis, Paramax and Stratus classes of Products exclusively through Distributor during the Term of this Agreement; and (ii) Total Quality Control ("TQC" or "Dade Controls") class of Products exclusively through Distributor through December 31, 1998 or the date of release of new technology for TQC (such technology is defined as true liquid controls), whichever is earlier, and thereafter during the Term of this Agreement on a non-exclusive basis; Supplier will distribute the CVDI, Dade Lablink, Dade Immunohematology, and Other Dade classes of Products non-exclusively through Distributor during the Term of this Agreement;

          [Section 2(a)(1) then continues: "provided, however, that nothing in
                                            --------  -------
          this Agreement shall prohibit Supplier from:..."]

          d.   Section 1(a),(b) and (c) of the First Amendment are deleted.

     SECTION 2. PRODUCTS AND GROSS PROFIT MARGIN.
                --------------------------------

          a.   The following definitions are hereby added to Section 1 of the
                                                             ---------
Distribution Agreement:

          "CVDI" means Cardiovascular Diagnostics, Inc. products.

          "Other Dade" means the following types of Products which are not included in the other classes of Products listed herein: SMI, Tek Pro, Immufuge, DAC, Dade stains and Dade Immu-sal.

          b.   Paragraph I of Exhibit A of the Distribution Agreement is hereby
                              ---------
amended to read in its entirety as indicated on Exhibit A which is attached
                                                ---------
hereto and incorporated herein by this reference.

          c.   Section 3 of the First Amendment is hereby deleted in its
               ---------
entirety.


     SECTION 3.  BVP STATUS.
                 ----------

          a. The following paragraphs shall be added to the Distribution Agreement as Recitals 9 and 10:

               9. Distributor has developed a strategic program called the "Best Value Program" which enhances Distributor's position as a cost management company. Distributor's intent is to work with customers to provide a broad product offering while helping its customers make the best possible product choices to maximize their supply budget dollars. This broad product offering will contain, among other products, "Best Value Products." Best Value Products are a select offering of products designated by Distributor from time to time which are distributed and/or manufactured by Distributor and which, in Distributor's determination, perform consistently, offer the best value for the price and provide good efficiencies throughout the supply chain. Distributor's intent is to encourage customer conversion to Distributor's portfolio of Best Value Products. The Best Value Program includes the provision of sales incentives to Distributor's sales force.

               10. Supplier desires to have certain of its Products (as identified in Section 5(l) included in the Best Value Program (or any
                        -------------
          substitute program) and Distributor will include such Products in the Best Value Program (or any substitute program) whether or not such Products qualify as Best Value Products or qualify under any such substitute program, subject to the terms and conditions of this Agreement.

          b.   The following definitions are hereby added to Section 1 of the
                                                             ---------
Distribution Agreement:

          "Best Value Products" and "Best Value Program" shall have the respective meanings set forth in Recital 9 above.

          c.   Section 5(l) of the Distribution Agreement is hereby amended to
               ------------
read in its entirety as follows:

          Distributor represents that its current and most favorable incentive compensation program is the Best Value Program. Regardless of whether or not Supplier or the Products meet the definition of Best Value Products, Distributor shall promote (i) the Hemostasis, MicroScan and TQC classes of Products as Best Value Products during the Term of this Agreement; (ii) the Paramax class of Products as Best Value Products through June 30, 1998; and (iii) the Stratus class of Products as Best Value Products through December 31, 1997. In the event Distributor creates a new promotion or incentive program in addition to or in substitution of its Best Value Program, such Products shall be granted the most favorable treatment under such new promotion or incentive program, regardless of whether Supplier or such Products meet the criteria for such treatment, for the time periods set forth above. In the event that Distributor generally discontinues its incentive compensation programs, Distributor agrees to offer an incentive compensation program featuring such Products for the time periods set forth above.

          d.   Section 5(e) of the Distribution Agreement is hereby superseded,
               ------------
to the extent that it requires Distributor (i) to advertise, promote or distribute any Products to any greater extent than called for under Distributor's generally applicable Best Value Program (or more favorable or substitute program), or (ii) to advertise, or promote any Products not included in the Best Value Program pursuant to Section 5(l) of the Distribution Agreement
                                      ------------
as if they were Best Value Products; provided, however, that Section 5(e)(1) through (6),(8),(9), and (14) continue to apply to all Products, Section 5(e)(11) and (13) continue to apply with respect to Products identified in
Section  5(l) of the Distribution Agreement for the periods stated therein;
Section 5(e)(10) is deleted; Section 5(e)(7) is amended to read as stated in
Section 10 of this Agreement; and Section 5(e)(12) is amended to read as stated in Section 8 of this Agreement. Sections 4(a),(b),(c),(e),(f) and subsection
(1) of Section 4(d) of the First Amendment are hereby deleted. Sections 4(d) (except for its subsection (1)) is deleted with respect to each of the Paramax and Stratus classes of Products as of the dates that such Paramax or Stratus class of Products, as the case may be, are no longer promoted as Best Value Products.


     SECTION 4.  ALLEGIANCE NOT-TO-COMPETE.
                 -------------------------

          a.   Section 2(b)(1)(i) of the Distribution Agreement is hereby
               ------------------
amended to read in its entirety as follows:

          (i) manufacture, sell, lease, solicit orders for or otherwise distribute in the Territory any product that is competitive with any Product in any of the MicroScan, Hemostasis (other than CVDI), or TQC classes of Products while Supplier is distributing any such Products exclusively through Distributor pursuant to Section 2(a)(1) of this
                                                      ---------------
          Agreement; or

          b.   Section 2(b)(1)(ii) of the Distribution Agreement is hereby
               -------------------
amended to read in its entirety as follows:

          (ii) operate, manage, advise, or otherwise assist in any manner (in each case, either alone or in association with any other person) in the manufacture, leasing or sale within the Territory of products that are competitive with any Product in any of the MicroScan, Hemostasis (other than CVDI), or TQC classes of Products while Supplier is distributing any such Products exclusively through Distributor pursuant to Section 2(a)(1) of this Agreement.
                      ---------------

          c.   The last sentence of Section 2(b)(1) of the Distribution
                                    ---------------
Agreement is hereby amended to read in its entirety as follows:

          For the purposes of this Agreement, the Valuelink program shall be understood to be the Valuelink(R) service and any similar program administered by Distributor under a separate service contract which provides a broad range of medical/surgical and laboratory products utilizing just-in-time deliveries in low-unit-of-measure quantities.

          d.   The following is hereby added to the end of Section 2(b)(1) of
                                                           ---------------
the Distribution Agreement:

          Notwithstanding any other provision of this Agreement, with respect to the Products referred to in this Section 2(b)(1), Distributor may, upon at least thirty days prior written notice to Dade, sell, lease, solicit orders for or otherwise distribute other suppliers' competitive products to a customer which purchases Products in excess of $1,000,000 from Distributor on an annualized basis when that customer so requires such competitive product and that customer refuses to purchase the Product competing therewith. Subsequently, Distributor will use its reasonable efforts to convert such business to Supplier's comparable Best Value Products (or Supplier's comparable Products promoted under any substitute program). At Supplier's request from time to time, Distributor will advise Supplier of the name of any customer to which it sells competitive products pursuant to this Section and will identify the class of Products with which such competitive products compete.

          e.   Section 2(d)(iv) of the Distribution Agreement is hereby amended
               ----------------
to read in its entirety as follows:

          (iv) Distributor or its Affiliates from selling, leasing, soliciting orders for or otherwise distributing anywhere in the world products that are not competitive with any Products; or

          f.   Section 2(d)(v) of the Distribution Agreement is hereby amended
               ---------------
to read in its entirety as follows:

          (v) Distributor or its Affiliates from selling, leasing, soliciting orders for or otherwise distributing outside the Territory products that are competitive with the Products, except as may otherwise be provided in the Purchase Agreement.

          g.   Sections 2(e) and 2(f) of the Distribution Agreement are hereby
               ----------------------
amended to read in their entirety, as follows: "This Section intentionally omitted."


     SECTION 5.  PRODUCT DELETION.  The second, third and fourth sentences of
                 ----------------
Section 2(c) of the Distribution Agreement are hereby amended to read as
------------
follows:

          Notwithstanding the foregoing, Supplier may, upon giving at least thirty (30) days written notice, generally discontinue the sale of any Product in the Territory; after the completion of the active promotion and sale of such Products, such Products shall be automatically deleted from Exhibit A and this Agreement. Supplier shall consult with Distributor in connection with the selection or development of a substitute for any Product which is to be generally discontinued. At Distributor's option, Supplier will purchase from Distributor and Distributor will sell to Supplier in accordance with Section 9(c) Distributor's inventory of such discontinued Products which become slow moving, obsolete or expired solely because of such discontinuance by Supplier. Supplier may sell such discontinued Products as if they were not Products hereunder. Notwithstanding anything to the contrary in this Agreement, if at any time (and upon each such event, if any) Supplier discontinues selling any Products which accounted for more than thirty percent of Distributor's total revenue during the prior calendar year in such Products' class and if such class of Products is not or has not been supplemented with Products of substantially similar revenue generating capacity, Distributor may, following such discontinuance, (i) sell, lease or otherwise distribute products competitive with such class of Products and (ii) exclude such class of Products from its Best Value Program; provided, however, that within ninety (90) days after receipt
                   --------  -------
          of such written notice of discontinuance, Distributor shall provide Supplier with written notice of its intent to take any or all of the actions referred to in clauses (i) or (ii) above; and provided further, that Distributor will give Supplier at least ninety (90) days written notice prior to actually carrying out any or all of the actions referred to in clauses (i) or (ii) above. The two ninety (90) day notice periods in the preceding sentence may, but need not, overlap.

          Supplier may, at any time after receiving the second notice from Distributor referred to above that Distributor will distribute such competitive products, and after providing at least ninety days prior written notice to Distributor, directly sell to customers the Products in the class of Products from which the deleted Products were deleted.


          SECTION 6.  ORDER ALIGNMENT.  The following is hereby added as Section
                      ---------------                                    -------
2(i) of the Distribution Agreement:
----

          The ordering of Products under this Agreement will be aligned with customer demand and customer QAP and Single Lot reserve requirements. Supplier and Distributor will establish a working group to study opportunities to reduce inventories and implement agreed upon reduction, provided, however that nothing herein shall entitle
                     --------  -------
          Distributor to reduce customer service levels. Supplier and Distributor shall use their best efforts to increase intercompany planning in order to more closely align such ordering with customer demand and, subject to Section 8(d), will work together to reduce levels to reflect increased supply chain efficiencies while maintaining service levels. Distributor will use its reasonable efforts to support the achievement of Supplier's balance of year 1997 forecast.

     SECTION 7.  QUARTERLY FEE.  The quarterly $300,000 fee payable by
                 -------------
Distributor to Supplier with regard to immunology/ serology/parasitology products will cease after the payment for the fourth quarter of 1997 which is payable on or prior to October 15, 1997 and, upon such payment, Section 5(s) of
                                                                ------------
the Distribution Agreement regarding such payments is amended to read in its entirety, as follows: "This Section intentionally omitted."


     SECTION 8.  LEASING.
                 -------

          a.   Leasing will be provided by Distributor in accordance with

Exhibit C hereto, the provisions of which are incorporated herein by this
---------
reference. Such provisions may not be amended or modified without the written consent of both parties.

          b. Section 5(e)(12) of the Amended Distribution Agreement is hereby amended to read in its entirety as follows: Distributor shall include the Instruments in the Lease Program described in Exhibit C to the Second Amendment to this Agreement (except as otherwise provided therein); provided that Distributor may assign any such customer leases to a third party leasing company.

          c. The last sentence of Section 9(b) of the Distribution Agreement is amended to read in its entirety as follows:

          Supplier shall continue to sell Products to Distributor, pursuant to the Lease Program described in Exhibit C to the Second Amendment, the terms of this Agreement with respect to guaranteed margin, transportation charges and payment, and with respect to prices in accordance with the terms of this Agreement and agreements with customers, to enable Distributor to supply Products under all such agreements with customers which are not purchased by or assigned to Supplier, until such time as Distributor has collected its full receivables from such agreements, without adjustment under the immediately preceding sentence of this Section 9(b).


     SECTION 9.  OTHER PRODUCTS.  In the event of an acquisition by Supplier or
                 --------------
any of its affiliates of all or any portion of a business that includes products which would otherwise be considered Products under the Amended Distribution Agreement ("Acquired Products"), such Acquired Products, together with line extensions and other subsequent products based upon technology held by the acquired business, shall not be considered to be Products under the Amended Distribution Agreement for any purpose at any time. The parties shall negotiate in good faith regarding the distribution by Allegiance of the former DuPont, Syva, Behring and other New Products if and as they become available to Dade. Unless and until otherwise agreed, these products are not Products. Section
                                                                     -------
6(c) and Section 9 of the First Amendment  are hereby deleted.
----     ---------


     SECTION 10.  SERVICE CONTRACTS.  Section 5(e)(7) is amended to read in its
                  -----------------
entirety as follows: Distributor shall be authorized to enter into service contracts for Instruments as agent for Supplier utilizing only the standard form of contract approved by Supplier and at no less than eighty percent (80%) of the list price established by Supplier therefor, unless another form or price is approved in advance and in writing by Supplier. Supplier shall assume the credit risk on all such contracts and shall be responsible for any collection efforts on overdue accounts.



     SECTION 11.  OTHER CHANGES.
                  -------------

          a.   Section 4(b)(7) of the Distribution Agreement is hereby amended
               ---------------
to read in its entirety as follows:

          (7) As long as MLA's price to Supplier for MLA disposables is higher than list price multiplied by .85, Distributor will continue to distribute MLA disposables and will receive from Supplier a guaranteed gross profit margin of 7.1 percent.

          b.   Section 5(p) of the Distribution Agreement is hereby amended to
               ------------
read in its entirety, as follows: "This Section intentionally omitted."

     SECTION 12.  INTENTIONALLY LEFT BLANK.


     SECTION 13.  EFFECTIVE DATE.  The provisions of this Second Amendment shall
                  --------------
become effective on October 1, 1997 (the "Effective Date").


     SECTION 14.  TERM AND TERMINATION.
                  --------------------

          a.   The first sentence of Section 3 of the Distribution Agreement
                                     ---------
shall be amended to read in its entirety as follows:

          The term of this Agreement shall begin on the date of this Agreement and end on December 31, 2000, unless sooner terminated as provided herein, the First Amendment and/or the Second Amendment.

          b.   Section 8(c) of the Distribution Agreement shall be amended to
               ------------
read in its entirety as follows:

          (c) Supplier may, from time to time with respect to any one or more classes of Products, terminate this Agreement upon at least six months prior written notice, if the business or substantially all of the assets relating to such class or classes of Products are sold or in any manner divested or transferred in a bona fide transaction and the buyer elects not to distribute such class or classes of Products through Distributor. Notwithstanding the foregoing, Supplier shall not be permitted to terminate this Agreement as provided above in connection with a sale, transfer or divestiture the purpose of which is to avoid the continued application of this Agreement to the business or assets being sold, transferred or divested. Without limiting the generality of the immediately preceding sentence, the parties agree that any such sale of a business or assets to an entity the equity ownership of which is the same or substantially the same as the equity ownership of Purchaser at the time will be deemed to be for avoidance purposes. Notwithstanding anything to the contrary in this Agreement, in the event that the date of such sale, transfer or divestiture occurs prior to the expiration of such six (6) month notice period, Distributor agrees if requested by Supplier to waive its exclusive rights to distribute the classes of Products identified in Section 2(a)(1), provided that Supplier agrees in writing in a form reasonably satisfactory to Distributor to compensate Distributor for any shortfall in gross profit resulting from such waiver of exclusivity for the unexpired portion of such six
          (6) month notice period. Any such compensation shall be based on the profitability of the affected Products during the six (6) month period immediately preceding such sale, transfer or divestiture. Notwithstanding the waiver of exclusivity referred to above, Distributor shall continue to have the right to distribute such Products on a non-exclusive basis under the otherwise applicable terms and conditions of this Agreement for the unexpired term of the six (6) month notice period. Distributor agrees to cooperate in commercially reasonable ways with such a buyer during such six (6) month notice period to accommodate buyer's distribution arrangements so that customers are not unduly affected.

          Any such terminated class of Products shall cease to be "Products" within the meaning of this Agreement. A buyer's other products are not Products hereunder.

          c.   Section 8(d) of the Distribution Agreement is amended to read in
               ------------
its entirety as follows:


          (d) Supplier shall prepare an annual end user Sales Plan presenting data on a quarterly basis considering past trends and an analysis of upside and downside potentials. Such Sales Plan shall include significant actions/deliverables required of both Supplier and Distributor for purposes of this Section only. Such Sales Plan shall not include sales of OEM products by Supplier but will include all other Product sales (both through Distributor and directly by Supplier) in the Territory. Distributor and Supplier shall prepare an annual DIOH Plan presenting data on a quarterly basis considering the Sales Plan, and an analysis of past trends and planned process changes agreed upon by both parties. Exhibit B reflects guidelines for DIOH Plans.

          Annually, the parties shall meet to review and discuss the Sales and DIOH Plans (collectively "The Plan") for that year . The parties shall discuss the concerns that Distributor may have in connection with such Sales Plan. To the extent any such concerns are not resolved, Distributor shall advise Supplier in detail and in writing, and Distributor shall, without regard to such concerns, work with Supplier to achieve such Sales Plan.

          Thereafter the parties shall meet quarterly and annually to review performance under the Sales Plan. In reviewing performance, Supplier shall consider whether or not the Sales Plan was met for such period and if the

          Sales Plan was not met, whether the failure to meet the Sales Plan resulted from Supplier's failure to perform with respect to actions or deliverables identified in such Sales Plan. In the event that the failure to meet the Sales Plan was in whole, or in part, a result of Suppliers failure to perform under such Sales Plan, then Supplier shall adjust the Sales Plan ("Adjusted Sales Plan") proportionately, crediting the sales amounts associated with Supplier's failure under such Sales Plan back to the Distributor.

          Either party may, from time to time after December 31, 1998, with respect to any one or more classes of Products, terminate this Agreement upon at least nine months prior written notice to the other party given only within forty-five (45) days after July 1, October 1, and January 1 of each year during the Term, if year-to-date end user sales of Products in any of the Hemostasis, MicroScan or TQC classes of Products are below comparable year-to-date figures in Supplier's Sales Plans or Adjusted Plan, if one exists, for such sales or if Distributor's actual DIOH for the end of the quarter for Products in such classes is below the DIOH Plan for such period.

          Additionally, to the extent Distributor's written concerns have not been withdrawn, and where actual sales performance under the Sales Plan is less than that planned, Supplier will assess Distributor's concerns raised by Distributor in writing and performance in achieving planned sales. If, in Supplier's sole opinion, Distributor's performance was not part of the reason for any failure to achieve planned sales, Supplier will not terminate the Distribution Agreement pursuant to this Section with respect to the class or classes or Products for which the Plan was not achieved.

          d.  Section 8(e) of the Distribution Agreement is amended to read in
              ------------
its entirety as follows:

          (e) Any notice given under this Section shall specifically identify the paragraph under which the termination right is being exercised, and, where applicable, the class or classes of Products that are subject to termination.

          e.   The third sentence of Section 9(a) of the Distribution Agreement
                                     ------------
is amended to delete the phrase, "at the end of any non-exclusive period referred to in either Section 2(e) or Section 2(f)," and to substitute therefor, "at the effective date of any expiration or termination."

          f.   Section 9(d) of the Distribution Agreement shall be amended to
               ------------
read in its entirety as follows:

          If any notice of termination is given pursuant to Section 8, then
                                                            ---------
          during the period beginning on the date of the notice and ending on the date of termination (i) Distributor may take any action it deems appropriate in order to arrange to distribute (after such termination) products competitive with the Products affected by such termination;
          (ii) Supplier may take any action it deems appropriate in order to arrange an alternative distribution method for Products affected by such termination (also to be effective following such termination);
          (iii) Distributor may not enter into any supply agreement with customers for the sale of the Products affected by such termination to be delivered after the termination without the agreement of Supplier (provided, however, that, subject to Section 9(c), Distributor may
          ---------  -------                   ------------
          sell Products after such termination to which it has taken title or which remain in its inventory on the date of termination); and (iv) Supplier shall not change Distributor's initial invoice prices or guaranteed gross profit margins for the Products affected by such termination, provided, that Distributor implements national management
                       --------
          of customer pricing during this period to ensure compliance with Distributor's pricing guidelines in effect immediately prior to the date of the notice of termination.

          If, during the period beginning on the date of the notice and ending on the date of termination, Distributor does change customer pricing other than as permitted under its pricing guidelines and such change results in a lower net price from Supplier to Distributor by operation of the guaranteed gross profit margin, then, on a customer by customer basis, Distributor's guaranteed gross profit margin shall be reduced by the percentage necessary (up to the elimination of the guaranteed gross profit margin) to increase the net price from Supplier to Distributor to an amount equal to the net price Supplier would have received had Distributor followed its pricing guidelines, provided,
                                                                    --------
          that at the request of Distributor, Supplier may in its sole discretion "except" Distributor's price changes to customers and extend the guaranteed gross profit margin to sales that do not follow the pricing guidelines.

          Alternatively, in the event that Distributor's customer pricing on a class of Products basis, measured by the average selling price of Products in any such class during the three month period immediately prior to the date of the notice of termination, declines by 2% or more for 2 consecutive months or by 3% or more for one month, Supplier, in its sole discretion and considering the effect on average selling prices of product mix, free goods and credits, may elect to eliminate the guaranteed gross profit margin methodology and invoice Distributor thereafter for the Products affected by the termination (including Products then held by Distributor in inventory but not sold) in an amount that reduces Distributor's guaranteed gross profit margin percentage necessary (up to the elimination of the guaranteed gross profit margin) to increase the net price from Supplier to Distributor to an amount equal to the net price Supplier would have received had Distributor followed its pricing guidelines. Upon such election by Supplier, Distributor agrees to take no action on a national basis to significantly change its field sales representative incentive programs.

          In the event Supplier is permitted to and does make the election mentioned in the immediately preceding paragraph, Supplier shall settle up with Distributor for the amount, if any, ("One Time Inventory True-Up Amount") to adjust the initial invoice price (taking into account any advanced rebate allowance) from Supplier to Distributor to an amount equal to the net price Supplier would have received had Distributor followed its pricing guidelines.

          After the effective date of expiration or termination of this Agreement, nothing in this Agreement shall restrict Supplier's right to sell or otherwise dispose of the Products or Distributor's right to sell or otherwise dispose of competing products within the Territory.

          g.   Sections 7 and 8(d) of the First Amendment are hereby deleted in
               -------------------
their entirety.

          h. The following provision is added immediately before the last sentence of Section 9(c) of the Distribution Agreement:
            ------------

          At any time after the expiration of this Agreement in its entirety or after the effective date of termination with respect to any terminated Products, upon written request from Supplier, Distributor will sell to Supplier for cash Distributor's entire inventory of any class or classes of Products identified in Supplier's request and that is (i) not required to fulfill customer contracts referred to in Sections
                                                                    --------
          9(a) or 9(b) and (ii) in which Distributor has good and marketable
          ------------
          title free of all liens and encumbrances. In determining Distributor's entire inventory of any class or classes of Products for purposes of the preceding sentence, Products that are obsolete, have less than 90 days remaining self life, are not in good resalable condition, or are not in their original packaging shall be included. The purchase price of such inventory shall be equal to the net book value of the Products.

          i.   Section 8(b) and the last sentence of Section 14 of the
               ------------                          ----------
Distribution Agreement are deleted.


     SECTION 16.  DEFINED TERMS.  Terms not defined but used herein which are
                  -------------
defined in the Amended Distribution Agreement have the meaning ascribed to such terms therein.


     SECTION 17.  ENTIRE AGREEMENT.  This Agreement together with the
                  ----------------
Distribution Agreement, the First Amendment, the IT Agreement dated as of October 1, 1997, the Columbia/HCA September 25, 1996, letter agreement, the 1997
        -
Stratus 24-month lease letter and the December 6, 1996, side letter concerning Burdick and Jackson, Inc. constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Without limiting the generality of the foregoing, this Agreement supersedes any agreement that may exist between the parties with respect to the distribution of CVDI products.


     SECTION 18.  BAXTER.  Nothing in this Agreement shall imply that Baxter is
                  ------
or is not relieved of its obligations under the Amended Distribution Agreement as a result of its assignment and assumption agreement with Allegiance or as a result of this Second Amendment.


     SECTION 19.  GOVERNING LAW.  This Agreement shall be governed by and
                  -------------
construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state and the federal laws of the United States of America applicable therein. Any lawsuit arising from or related to this Agreement shall be brought before the United States District Court for the

Northern District of Illinois or an Illinois state court sitting in Lake County, Illinois, or Cook County, Illinois. The parties hereby consent to the jurisdiction of such courts.

     SECTION 20.  HEADINGS.  The headings used in this Agreement have been
                  --------
inserted for convenience of reference only and do not define or limit the provisions hereof.


     SECTION 21.  COUNTERPARTS.  For the convenience of the parties hereto, this
                  ------------
Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.


     SECTION 22.  NOTICES.  Notices to Distributor shall be addressed as
                  -------
follows:

     Allegiance Healthcare Corporation
     1430 Waukegan Road, Karl Bays Building
     McGaw Park, IL  60085
          ATTN:  William Feather
                 Senior Vice President and General Counsel
                 FAX:  847-578-4448

     with a copy to:

     Marie Biskup
     Vice President, Marketing
     SP Laboratory Business
     Allegiance Healthcare Corporation
     1450 Waukegan Road, Brien Laing Building
     McGaw Park, IL  60085
                 FAX:  847-689-5080



[This space intentionally left blank.]

     SECTION 23.  CONFIRMATION.  Except as expressly provided herein, the
                  ------------
provisions of the Amended Distribution Agreement remain in effect.


     In Witness Whereof, the parties have caused their respective duly authorized representatives to execute and deliver this Agreement as of the date first above written.

                                         Dade International Inc.


                                    By:  /s/ Scott T. Garrett
                                       -------------------------------------
                                         as its Authorized Representative



                                         Allegiance Healthcare Corporation


                                    By:  /s/ Anthony K. Kesman
                                       -------------------------------------
                                         as its Authorized Representative